United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 24, 2023
Date of Report (Date of earliest event reported)
Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway
Suite 155
Alpharetta,	Georgia	30004
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2023, Priority Technology Holdings, Inc.’s (the “Company”) indirect subsidiary, Plastiq, Powered by Priority, LLC, a Delaware limited liability company (the “Buyer”), entered into a stalking horse equity and asset purchase agreement (the “Purchase Agreement”) with Plastiq Inc., a Delaware corporation (“Plastiq”), PLV Inc., a Delaware corporation and subsidiary of Plastiq (“PLV”), and Nearside Business Corp., a Delaware corporation and subsidiary of Plastiq (“Nearside”, together with Plastiq and PLV, “Sellers”), to acquire substantially all of the Sellers’ assets and equity of Plastiq Canada Inc., a wholly owned subsidiary of Plastiq (the “Sale”). On May 24, 2023, Sellers filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The proposed Sale will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures, and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. If approved by the Bankruptcy Court as the stalking horse bidder, the Buyer’s offer to purchase the Purchased Assets and assume the Assumed Liabilities will be the standard against which any other qualifying bids will be evaluated.

Pursuant to the terms and subject to the conditions of the Purchase Agreement, in addition to the assumption of Liabilities (as defined in the Asset Purchase Agreement), the Asset Purchase Agreement provides for consideration that consists of: (i) $27,500,000 to be paid in cash (“Cash Consideration”) at the consummation of the Sale (the “Closing”); (ii) payment of the consideration to Blue Torch Finance, LLC, a Delaware limited liability company (“Blue Torch”) as described in the Exchange Agreement Terms attached to the Purchase Agreement and as described more fully below in the description of the Blue Torch Term Sheet (as hereinafter defined); and (iii) payment of the consideration to Colonnade Acquisition Corp. II, a Cayman Island exempted company limited by shares (“Colonnade”) as described in the Letter Agreement Terms attached to the Purchase Agreement and as described more fully below in the description of the Colonnade Term Sheet (as hereinafter defined) (together, the Cash Consideration and amounts payable pursuant to the Blue Torch Term Sheet and Colonnade Term Sheet, the “Purchase Price”). The Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to the Buyer in connection with the Purchase Agreement. The Sellers and the Buyer have agreed to various customary covenants, including, among others, covenants regarding the conduct of the Sellers’ business prior to the Closing.

The Purchase Agreement provides the Buyer with certain bid protections that remain subject to the approval of the Bankruptcy Court. In particular, if the Purchase Agreement is terminated because the Sellers consummate an Alternate Transaction (as defined in the Purchase Agreement), the Sellers may be required to reimburse the Buyer for its actual, necessary and documented out of pocket expenses associated with diligence of the Sellers and the negotiation and drafting of the Agreement (the “Expense Reimbursement”) and, pay a breakup fee equal to three percent (3.0%) of the Purchase Price (the “Breakup Fee”); provided that the combined Expense Reimbursement and Breakup Fee shall not exceed five percent (5.0%) of the Purchase Price. The Closing of the Sale is scheduled to be held on the date of the satisfaction or waiver of the conditions set forth in the Purchase Agreement.

On May 23, 2023, the Company, Buyer, and Blue Torch entered a binding term sheet (the “Blue Torch Term Sheet”). Pursuant to the Blue Torch Term Sheet, Buyer will issue shares of preferred units of Buyer (“the Preferred Units”) in exchange for Blue Torch releasing its liens on the collateral securing the obligations owed to Blue Torch and constituting the Purchased Assets (as defined in the Purchase Agreement), and Blue Torch waiving any claims, as such liens and/or claims remain after Blue Torch receives its portion of the Cash Consideration pursuant to the Purchase Agreement and in accordance with the bankruptcy court’s sales order approving the same, under (i) that certain Financing Agreement, dated November 14, 2022 (as amended, restated, supplemented, waived or otherwise modified from time to time, by and among Plastiq and each of its subsidiaries listed as “Borrowers” and/or “Guarantors” thereunder, the lenders from time to time party thereto and Blue Torch, as Collateral Agent for the lenders and Administrative Agent and (ii) that certain Debtor-In-Possession Credit Agreement to be entered into between the Plastiq and Blue Torch. The Preferred Units will be non-voting but will include certain minority protections with respect to significant company actions. Additionally, the Preferred Units will receive priority with respect to the Buyer’s distributions over the Buyer’s common units and have redemption rights in the event of a change of control. Finally, Blue Torch will hold a right of first refusal in the event Company decides to sell Buyer. Buyer shall have the right to repurchase some or all of the Preferred Units at any time for Blue Torch’s deemed capital contribution.

On May 23, 2023, the Company, Buyer, and Colonnade entered a term sheet (the “Colonnade Term Sheet”). Pursuant to the terms and subject to the conditions of the Colonnade Term Sheet, Buyer shall (i) issue 5% of common units of Buyer (“Common Units”) to Colonnade and (ii) pay Colonnade a total cash component of $2 million in exchange for Colonnade releasing all claims and causes of action against the Purchased Assets (as defined in the Purchase Agreement) and Plastiq, including its affiliates, subsidiaries, officers, directors, shareholders, agents, attorneys, advisors, and employees arising from or related to that certain Agreement and Plan of Merger, by and between Colonnade and Plastiq, dated as of August 3, 2022. The

Common Units will have a right to vote and will have a priority ahead of other common units with respect to Buyer’s distributions. Additionally, after the third anniversary of the Closing, Buyer and Colonnade will hold a right to redeem or demand repurchase, respectively, at fair value. Finally, Colonnade will have a tag-along right in the event of a change of control of Buyer.

The foregoing descriptions of the Purchase Agreement, the Blue Torch Term Sheet, the Colonnade Term Sheet and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the text of the Purchase Agreement, the Blue Torch Term Sheet and the Colonnade Term Sheet, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On May 24, 2023, the Company issued a press release announcing the entry into the Purchase Agreement. The Company’s press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report..

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Equity and Asset Purchase Agreement, dated May 23, 2023, by and among Plastiq Inc., PLV Inc., Nearside Business Corp., and Plastiq, Powered by Priority, LLC.
10.2	Binding Term Sheet, dated May 23, 2023, by and among Priority Technology Holdings, Inc., Plastiq, Powered by Priority, LLC, and Blue Torch Finance, LLC.
10.3	Term Sheet, dated May 23, 2023, by and among Priority Technology Holdings, Inc., Plastiq, Powered by Priority, LLC, and Colonnade Acquisition Corp. II.
99.1	Press Release, dated May 24, 2023.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2023

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Timothy O'Leary
Name: Timothy O'Leary
Title: Chief Financial Officer